UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2014

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Attached as Exhibit 99.1, and incorporated by reference herein, is a press release by Advanced Micro Devices, Inc. (“AMD”) announcing the completion of a partial tender offer for AMD’s 6.00% Convertible Senior Notes due 2015 (the “6.00% Notes”) . Pursuant to this offer, $423,282,000 aggregate principal amount of the 6.00% Notes were validly tendered, and after giving effect to the purchase of the tendered 6.00% Notes, $42,310,000 aggregate principal amount of the 6.00% Notes remains outstanding.

Attached as Exhibit 99.2, and incorporated by reference herein, is a press release announcing the completion of a partial tender offer for AMD’s 8.125% Senior Notes due 2017 (the “8.125% Notes”, and together with the 6.00% Notes, the “Notes”). Pursuant to this offer, $51,065,000 aggregate principal amount of the 8.125% Notes were validly tendered, and after giving effect to the purchase of the tendered 8.125% Notes, $452,444,000 aggregate principal amount of the 8.125% Notes remains outstanding.

AMD utilized net proceeds from its recent offering of its 6.75% Senior Notes due 2019 to purchase the Notes in these partial tender offers. AMD will use remaining net proceeds from the offering to redeem, repurchase or otherwise retire other outstanding AMD debt, including amounts outstanding under AMD’s secured revolving line of credit. AMD expects that the impact of the offering and subsequent use of proceeds will be largely neutral in terms of aggregate outstanding debt. AMD also expects to incur, in the first quarter of 2014, a one-time charge of approximately $10 to $15 million in connection with the completion of the tender offers. AMD may incur additional charges in connection with future redemptions, repurchases and retirement of AMD’s outstanding debt.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect current expectations and projections about future events, including AMD’s expectations about the impact of the offering, AMD’s expected charges in connection with the completion of the tender offers, and any additional charges in connection with future redemptions, repurchases and retirement of AMD’s outstanding debt, thus involve uncertainty and risk. It is possible that future events may differ from expectations due to a variety of risks and other factors such as those described in AMD’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, as filed with the U.S. Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current Report on Form 8-K are based on certain assumptions and analyses made in light of AMD’s experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. AMD does not intend to update any particular forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated March 20, 2014 regarding the results of the 6.00% Notes tender offer.

99.2	Press release dated March 20, 2014 regarding the results of the 8.125% Notes tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2014	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 20, 2014 regarding the results of the 6.00% Notes tender offer.

99.2	Press release dated March 20, 2014 regarding the results of the 8.125% Notes tender offer.